UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

HARLEYSVILLE NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

483 Main Street, Harleysville, PA	19438
(Address of principal executive offices)	(Zip Code)

215-256-8851

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 8.01.  Other Events.

    Harleysville National Bank & Trust Company (the “Bank”), the wholly-owned subsidiary of Harleysville National Corporation (the “Corporation”), has been advised that the Office of the Comptroller of the Currency, or OCC, has established higher minimum capital ratios for the Bank than the minimum and well capitalized ratios generally applicable to banks under current regulations.  To be “well capitalized,” banks generally must maintain a Tier 1 leverage ratio of at least 5%, a Tier 1 risk based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%.  In the case of the Bank, however, the OCC has established individual minimum capital ratios requiring a Tier 1 leverage ratio of at least eight percent (8%) of adjusted total assets, a Tier 1 risk-based capital ratio of at least ten percent (10%) and a total risk-based capital ratio of at least twelve percent (12%).  Currently, the Bank’s capital levels are less than those required under the OCC’s newly required minimum individual capital ratios.

The OCC has advised the Bank that it must achieve these ratios by June 30, 2009.  While the Bank believes these ratios are achievable, in the Bank’s view they probably cannot be achieved by June 30, 2009.  It is uncertain what actions, if any, the OCC will take with respect to noncompliance with these capital ratios by June 30, 2009.  If the Bank does not meet the OCC’s requirements by the applicable date, the OCC may deem noncompliance to be an unsafe and unsound banking practice which would subject the Bank to such administrative actions or sanctions as the OCC considers necessary.

In order to increase the Bank’s capital levels to meet the OCC’s new regulatory capital requirements, the Bank will have to increase its capital, reduce its assets or both.  In that connection, the Corporation has developed a capital plan and is actively pursuing capital raising alternatives, potential asset sales and other measures designed to address the OCC’s requirements. Progress has already been made in this regard as the Corporation is currently attempting to raise private equity capital.

Of course, the Corporation’s ability to increase its capital levels to meet the OCC’s requirements will largely depend on its financial performance and conditions in the capital markets, which are outside its control.  In addition, raising capital through the issuance of common stock or other securities would likely dilute the per share book value and earnings per share of the Corporation’s common stock, and may provide new investors with rights, preference and privileges senior to the Corporation’s existing shareholders.

A press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements and Exhibits

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARLEYSVILLE NATIONAL CORPORATION
(Registrant)

Dated: June 8, 2009	/s/ George S. Rapp
George S. Rapp
Executive Vice President, and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated June 8, 2009